UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2013

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 243-9000

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2013, in connection with the public offering of our 4.00% Convertible Senior Notes due 2033, or the notes, registered under the Securities Act of 1933, as amended, or the Securities Act, we entered into a base indenture, or the base indenture, with Wells Fargo Bank, National Association, or Wells Fargo, as supplemented by a supplemental indenture, or the supplemental indenture, with respect to the notes, pursuant to which the notes were issued. This was the offering contemplated by the underwriting agreement we previously disclosed in our current report on Form 8-K filed December 10, 2013. In this report, we refer to the base indenture, as supplemented by the supplemental indenture, collectively as the indenture.

The notes will:

•	be our general unsecured, senior obligations;

•	initially be limited to an aggregate principal amount of $125,000,000 (or $143,750,000 if the underwriters exercise in full their option to purchase additional notes);

•	bear cash interest from December 10, 2013 at an annual rate of 4.00% payable on April 1 and October 1 of each year, beginning on April 1, 2014;

•	be subject to redemption at our option, in whole or in part, (i) prior to October 1, 2018 only to the extent necessary to preserve our status as a real estate investment trust, and (ii) at any time on or after October 1, 2018, in each case, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

•	will be subject to repurchase by us at the option of the holders on each of October 1, 2018, October 1, 2023 and October 1, 2028 and following a fundamental change, as defined in the indenture, in each case at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant repurchase date or the fundamental change repurchase date, as the case may be;

•	will mature on October 1, 2033, unless earlier converted, redeemed or repurchased;

•	will be issued in denominations of $1,000 and multiples of $1,000; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form.

The notes will be convertible by holders at any time on or prior to the business day immediately preceding the maturity date, only upon satisfaction of one of the conditions for conversion described in the indenture into our common shares at an initial conversion rate of 104.4523 common shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $9.57 per common share). The conversion rate is subject to adjustment if certain events occur. We will settle conversions of notes by paying or delivering, as the case may be, cash, our common shares or a combination of cash and our common shares, at our election, as described in the indenture. Investors will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under limited circumstances described in the indenture.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions related to fundamental changes and consolidations, mergers or asset sales defined in the indenture, the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby in an unlimited aggregate principal amount; provided that if the additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

Each of the following is an event of default with respect to the notes:

•	default in the payment of any principal amount or any redemption price or repurchase price (including, but not limited to, the fundamental change repurchase price) due with respect to the notes, when the same becomes due and payable;

•	default in payment of any interest (including special interest, if any) under the notes, which default continues for 30 days;

•	default in the delivery when due of amounts owing upon conversion, whether due in cash or common shares, upon exercise of a holder’s conversion right in accordance with the indenture and the continuation of such default for 10 days;

•	our failure to provide a fundamental change notice when due under the indenture, which default continues for five days;

•	our failure to comply with our obligations relating to consolidations, mergers or asset sales;

•	our failure to comply with any other term, covenant or agreement in the notes or the indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the notes then outstanding, and the failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

•	default in the payment of principal when due on, or resulting in acceleration of, other indebtedness of ours or of any significant subsidiary of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25,000,000 and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, prior to written notice of acceleration of the notes;

•	failure by us or any of our significant subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25,000,000, which judgments are not paid, discharged or stayed for a period of 30 days; and

•	certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries.

As used in the indenture, “significant subsidiary” means a significant subsidiary of ours as defined in Regulation S-X promulgated under the Securities Act of 1933, as amended, provided that it shall not include (i) any entity consolidated by us where we hold 50 percent or less of the voting power of such entity or (ii) any bankruptcy remote, special purpose entity, used to securitize assets and consolidated by us, whose indebtedness is without recourse to us. The foregoing description of the indenture is qualified in its entirety by reference to the base indenture and supplemental indenture filed as Exhibit 4.1 and Exhibit 4.2 to this report, respectively, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Base Indenture dated as of December 10, 2013 between RAIT Financial Trust, as issuer, and Wells Fargo Bank, National Association, as trustee.

4.2	Supplemental Indenture dated as of December 10, 2013 between RAIT Financial Trust, as issuer, and Wells Fargo Bank, National Association., as trustee.

4.3	Form of RAIT Financial Trust 4.00% Convertible Senior Note due 2033 (included in Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

Date: December 13, 2013	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

4.1	Base Indenture dated as of December 10, 2013 between RAIT Financial Trust, as issuer, and Wells Fargo Bank, National Association., as trustee.

4.2	Supplemental Indenture dated as of December 10, 2013 between RAIT Financial Trust, as issuer, and Wells Fargo Bank, National Association., as trustee.

4.3	Form of RAIT Financial Trust 4.00% Convertible Senior Note due 2033 (included in Exhibit 4.2).